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                                                                 Exhibit (h)(11)

                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                 August 19, 2002


BISYS Funds Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-8012

     Re:  Citizens Funds - Fund Accounting Agreement

Ladies and Gentlemen:

     This letter serves as notice that Citizens Balanced Fund and Citizens Ultra Short Bond Fund (the "Funds"), are added to the list of series to which BISYS Funds Services Ohio, Inc. ("BISYS") renders services as fund accounting agent pursuant to the terms of the Fund Accounting Agreement dated as of September 29, 2000 (the "Agreement") between Citizens Funds and BISYS.

     Please sign below to acknowledge your receipt of this notice adding the Funds as a beneficiary under the Agreement.



                                            CITIZENS FUNDS

                                            By:        /s/ Sean P. Driscoll
                                                   -----------------------------

                                            Title:     Treasurer
                                                   -----------------------------

Acknowledgment:

BISYS FUND SERVICES OHIO, INC.

By:           William Tomko
       --------------------------------

Title:        President
       --------------------------------